UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 22, 2025

First Eagle Private Credit Fund
(Exact name of registrant as specified in its charter)

Delaware	814-01642	87-6975595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1345 Avenue of the Americas New York, NY		10105
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212)
698-3300
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
Fee Waiver Letter
On April 22, 2025, First Eagle Investment Management, LLC and First Eagle Alternative Credit, LLC (the “Advisers”), delivered a Fee Waiver Letter (the “Fee Waiver Letter”) to First Eagle Private Credit Fund (the “Fund”) for the purpose of extending, with modifications, the waiver of management fees (including incentive fees) and subadvisory fees payable to them. The Fee Waiver Letter provides for (i) a waiver of 50% of the base management fee payable by the Fund and (ii) a waiver of 100% of the incentive fee payable by the Fund, in each case for the period from July 1, 2025 through December 31, 2025. The Fee Waiver Letter is not revocable during its term and amounts waived pursuant to the Fee Waiver Letter will not be subject to any right of future recoupment in favor of the Advisers.
The description above is qualified in its entirety by reference to the copy of the Fee Waiver Letter, which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.
Additionally, the Fund and the Adviser have decided to continue the Expense Support and Conditional Reimbursement Agreement between the Fund and the Adviser for an additional one-year term.

Item 2.02	Results of Operations and Financial Condition
The information contained in Item 8.01 of this Current Report on Form
8-K
is incorporated into this Item 2.02 by reference.

Item 7.01	Regulation FD Disclosure
March and April 2025 Distributions
On March 31, 2025, the Fund declared regular distributions for its Common Shares in the amount of $0.205 per share. The distribution for the Common Shares is payable to shareholders of record as of the open of business on March 31, 2025 and will be paid on April 29, 2025.
On April 23, 2025, the Fund declared regular distributions for its Common Shares in the amount of $0.205 per share. The distribution for the Common Shares is payable to shareholders of record as of the open of business on April 30, 2025 and will be paid on May 29, 2025.
These distributions will be paid in cash or reinvested in shares of the Fund’s Common Shares for shareholders participating in the Fund’s distribution reinvestment plan.
Fee Waiver Letter
The information contained in Item 1.01 of this Current Report on Form
8-K
is incorporated into this Item 7.01 by reference.

Item 8.01	Other Events
March 31, 2025 Net Asset Value per Share
As of the close of business on March 31, 2025, there were approximately 12,444,713 Common Shares issued and outstanding. The net asset value of the Shares is $23.97 per Share, as of March 31, 2025.

Fund Snapshot as of March 31, 2025

Annualized Distribution Rate 1	10.3%
Fund Leverage Ratio 2	1.16	x
Total Net Returns as of March 31, 2025
3

	1-Month	YTD
Common Shares	0.03%	1.55%

1
Annualized Distribution Rate reflects April distribution annualized and divided by last reported NAV from March. Distributions are not guaranteed. Past performance does not predict future returns. Distributions have been and may in the future be funded through sources other than cash flow. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the investment adviser or its affiliates, that may be subject to reimbursement to the investment adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled.

2	Fund Leverage Ratio represents the Fund’s debt-to-equity leverage ratio.
3
Total Net Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. All returns shown are derived from unaudited financial information and are net of all Fund expenses, including general and administrative expenses, transaction related expenses, management fees, and incentive fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. The returns have been prepared using unaudited data and valuations of the underlying investments in the Fund’s portfolio, which are estimates of fair value and form the basis for the Fund’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated.

Investment Portfolio
As of March 31, 2025, the Fund had investments in 154 portfolio companies with total fair value of approximately $614 million. As of March 31, 2025, 100% of the debt investments at fair value in the Fund’s portfolio were floating rate. As of March 31, 2025, based on fair value, the Fund’s portfolio investments consisted of the following:

	As of March 31, 2025
Portfolio Investments
First lien senior secured loans	100%
Warrants	0	% 4

Total	100.0%

As of March 31, 2025, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

As of March 31, 2025
Industry
Health Care Providers & Servicers	11.6%
Software	11.4%
Professional Services	10.3%
Financial Services	8.8%
Commercial Services & Supplies	6.9%
Health Care Technology	5.1%
Insurance	4.2%
Diversified Consumer Services	3.4%
Machinery	3.3%
Chemicals	3.2%
As of March 31, 2025, the ten largest issuers in which the Fund was invested, represented as a percentage of fair value, were as follows:

As of March 31, 2025
Issuer
Irving Parent, Corp.	2.9%
841 Prudential MOB LLC	2.2%
Advantmed Buyer Inc.	2.1%
Project Cloud Holdings, LLC	1.9%
Unified Patents, LLC	1.8%
AMCP Clean Acquisition Co LLC	1.8%
Monarch Behavioral Therapy, LLC	1.7%
Harbour Benefit Holdings, Inc.	1.7%
Sagebrush Buyer, LLC	1.6%
Catawba Nation Gaming Authority	1.6%

4	The Fund held one warrant investment in an amount that represented less than 0.05% of the Fund’s Portfolio Investments.

As of March 31, 2025, the geographical distribution of the investments in which the Fund was invested, represented as a percentage of fair value, were as follows:

As of March 31, 2025
Geography
United States	96.8%
Europe	2.4%
Canada	0.8%
As of March 31, 2025, the asset mix of the Fund’s investment portfolio, represented as a percentage of fair value, was as follows:

As of March 31, 2025
Industry
Direct Lending 5	34.4%
Club 6	23.5%
Syndicated Loans 7	42.1%
Direct Lending
As of March 31, 2025, the Direct Lending Portfolio had the following characteristics:

As of March 31, 2025
Weighted Average Spread 8	5.72%
Average EBITDA 9	$22.32
Average LTV 10	36.1%
Average Leverage Ratio 11	3.7x
Asset-based lending
As of March 31, 2025, the fair market value of ABL investments represented 5.0% of the total fair market value of all investments.
The information in Item 8.01 was not audited or reviewed or approved for purposes of financial statement preparation or as part of a comprehensive statement of the Fund’s financial results. In that regard, there can be no assurance that the Fund’s final results for the fiscal quarter ended March 31, 2025 will not differ materially from this information.
The information in Item 8.01 of this Current Report on Form
8-K
is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section.

5	Direct Lending involves loans where the Fund lends directly to the borrower and holds the loan generally on its own or only with affiliates and in some cases, third-party lenders.
6	Club Loans are directly originated first lien senior secured loans or asset-based loans in which the Fund co-invests with a small number of third-party private debt providers.
7	Syndicated Loans are generally originated by a bank and then syndicated, or sold, in several pieces to other investors.
8	Weighted average spread above the applicable reference rate (i.e. SOFR, Base Rate, etc.) for the Direct Lending portfolio, weighted based on the fair value of each respective investment.
9
Average adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the Direct Lending portfolio, weighted based on fair value of each respective investment. This calculation includes all Direct Lending investments for which fair value is determined by the Fund’s valuation designee (“Valuation Designee”) and excludes quoted assets and asset-based lending (“ABL”) investments, as well as companies with negative or de minimis EBITDA. Amounts are derived from the most recently available portfolio company financial statements, have not been independently estimated by the Fund, and may reflect a normalized or adjusted amount. Accordingly, the Fund makes no representation or warranty in respect of this information.

10
Average loan-to-value (“LTV”) represents the net ratio of loan-to-value for each Direct Lending portfolio company, weighted based on the fair value of each respective investment. This calculation includes all Direct Lending investments for which fair value is determined by the Valuation Designee and excludes quoted assets and ABL investments. LTV is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by the Fund, and may reflect a normalized or adjusted amount. Accordingly, the Fund makes no representation or warranty in respect of this information.

11
Average leverage ratio represents the leverage ratio for each Direct Lending portfolio company, weighted based on the fair value of each respective investment. This calculation includes all Direct Lending investments for which fair value is determined by the Valuation Designee and excludes quoted assets and ABL investments, as well as companies with negative or de minimis EBITDA. Company leverage is calculated as the current total debt as defined in the underlying applicable investment credit agreement through each respective loan tranche divided by the adjusted EBITDA as defined in the underlying applicable investment credit agreement of the portfolio company. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by the Fund, and may reflect a normalized or adjusted amount. Accordingly, the Fund makes no representation or warranty in respect of this information.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.

10.1	Fee Waiver Letter Delivered to First Eagle Private Credit Fund by First Eagle Investment Management, LLC and First Eagle Alternative Credit, LLC, dated as of April 22, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form
8-K
to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST EAGLE PRIVATE CREDIT FUND

Date: April 25, 2025	By:	/s/ Jennifer Wilson
	Name:	Jennifer Wilson
	Title:	Chief Financial Officer and Treasurer